EXHIBIT 21
           LIST OF SUBSIDIARIES AND AFFILIATES OF CARNIVAL CORPORATION


                                             Jurisdiction of Incorporation
       Name of Subsidiary                             or Organization
(14)   Airtours plc (25.11% interest)                   United Kingdom
(9)    Alaska Overland, Inc.                            Alaska
(5)    Alaska Travel Center, Inc.                       Washington
(8)    Anchorage Hotel Associates                       California
       CRC Holding, Inc.                                Florida
       Carnival Barbados Ltd.                           Barbados
(20)   Carnival Celebration, Inc.                       Texas
(21)   Carnival Cruise Terminals Mexico, S.A. de C.V.   Mexico
       Carnival Investments Limited                     Bahamas
(15)   Carnival Investments (UK) Limited                United Kingdom
(15)   Carnival Operations (UK) Limited                 United Kingdom
(16)   Carnival Services (UK) Limited                   United Kingdom
       Carnival (UK) plc                                United Kingdom
       CC US. Ventures, Inc.                            Delaware
(23)   Compagnie Francaise de Croisieres, S.A.          France
       Celebration Cruises Inc.                         Liberia
(10)   Costa Crociere S.p.A.                            Italy
(23)   Costa Cruceros, S.A.                             Argentina
(23)   Costa Cruceros, S.L.                             Spain
(23)   Costa Cruise Lines, N.V.                         Netherlands Antilles
(23)   Costa Cruise Lines (UK) Limited                  United Kingdom
(23)   Costa Cruzieros Agencia Maritima E
       Turismo, Ltda.                                   Brazil
(24)   Costa Finance, S.A.                              Luxembourg
(25)   Costa International, B.V.                        Amsterdam
(26)   Costa Kreuzfahrten, GmbH                         Germany
(26)   Costa Kreuzfahrten GmbH                          Switzerland
(13)   Cozumel Cruise Terminal, S.A. de C.V.            Mexico
       Crowne Plaza Holdings, Inc.                      Florida
(26)   Cruise Ships Catering & Services
       International, N.V.                              Netherlands Antilles
(27)   Cruise Ships Catering & Services, S.A.M.         Morocco
(28)   Cruise Ships Catering & Services Caribbean, N.V. Netherlands Antilles
(13)   Cruise Terminal Services, S.A. de C.V.           Mexico
(18)   Cunard Celtic Hotel Services Limited             Hong Kong
(19)   Cunard Celtic Limited                            Hong Kong
(12)   Cunard Fleet Management Services Limited         Bahamas
       Cunard Line Limited                              Bermuda
(12)   Cunard Line Limited AS                           Norway
(12)   Cunard Seabourn Air Limited                      United Kingdom
(17)   Cunard Seabourn Limited (UK)                     United Kingdom
(28)   European Cruise Shops Limited                    Barbados
(5)    Evergreen Trails, Inc.                           Washington
(25)   Family Cruises of Italy, S.r.l.                  Italy
       Futura Cruises Inc.                              Panama
       Gemward Limited                                  Ireland
(22)   Gibs, Inc.                                       Delaware
       Golden Falcon International S.A.                 Panama
       HAL Antillen N.V.                                Netherlands Antilles
(1)    HAL Beheer B.V.                                  Netherlands
(1)    HAL Buitenland B.V.                              Netherlands
(1)    HAL Cruises Limited                              Bahamas
(1)    HAL Marine N.V.                                  Netherlands Antilles
(1)    HAL Maritime Ltd.                                Netherlands Antilles
(1)    HAL Nautical N.V.                                Netherlands Antilles
(31)   HAL Nederland N.V.                               Netherlands Antilles
(5)    Holland America Line Paymaster Corporation       Washington
(1)    HAL Properties Limited                           Bahamas
(1)    HAL Services B.V.                                Holland
(3)    Holland America Line Inc.                        Delaware
(1)    Holland America Line N.V.                        Netherlands Antilles
(4)    Holland America Line-Westours Inc.               Washington
(3)(30)Il Ponte S.p.A.                                  Italy
(5)    Leisure Corporation                              Alaska
(26)   Milestone, N.V.                                  Netherlands Antilles
(25)   Nuova Darsena, S.r.l.                            Italy
(29)   Operadora Catalina, S.A.                         Dominican Republic
(23)   Prestige Cruises, N.V.                           Netherlands Antilles
(29)   Prestige Cruises Management, S.A.M.              Monaco
(3)    Quattro Mari S.r.l.                              Italy
(16)   Sea Vacations Limited                            United Kingdom
(11)   Sea Vacations UK Limited                         United Kingdom
(6)    Trailways Tours, Inc.                            Washington
       Trident Insurance Company Limited                Bermuda
       Triumph Bre, S. de R.L.                          Panama
       Utopia Cruises Inc.                              Panama

(5)(7) Westmark Hotels of Canada Limited                Canada
(5)    Westmark Hotels, Inc.                            Alaska
(8)    Westmark Kodiak Inc.                             Alaska
(8)    Westmark Third Avenue Inc.                       Alaska
(5)    Westours Motor Coaches, Inc.                     Alaska
(5)    White Pass & Yukon Motorcoaches Inc.             Alaska
(2)    Wind Spirit Limited                              Bahamas
(2)    Wind Star Limited                                Bahamas
(1)    Wind Surf Limited                                Bahamas
(1)    Windstar Netherlands, B.V.                       Netherlands Antilles
(1)    Windstar Sail Cruises Limited                    Bahamas
(5)    Worldwide Shore Services Inc.                    Washington
(28)   Zerbone Catering of Italy, N.V.                  Netherlands Antilles
____________

(1)  Subsidiary of HAL Antillen N.V.
(2)  Subsidiary of Windstar Sail Cruises Limited
(3)  Subsidiary of HAL Buitenland B.V.
(4)  Subsidiary of Holland America Line Inc.
(5)  Subsidiary of Holland America Line-Westours Inc.
(6)  Subsidiary of Evergreen Trails, Inc.
(7) Holland America Line-Westours Inc. owns all of the common stock and noncumulative redeemable preferred stock, while Westmark Hotels, Inc.
     owns all of the redeemable preferred Class B stock and the redeemable preferred Class C stock
(8)  Subsidiary of Westmark Hotels, Inc.
(9)  Subsidiary of Westours Motor Coaches, Inc.
(10) Subsidiary of Il Ponte S.p.A.
(11) Subsidiary of Sea Vacations Limited
(12) Subsidiary of Cunard Line Limited
(13) Subsidiary of Carnival Cruise Terminals Mexico, S.A. de C.V.
(14) Airtours plc is an affiliate of Carnival Investments (UK) Limited
(15) Subsidiary of Carnival (UK) plc
(16) Subsidiary of Carnival Operations (UK) Limited
(17) Subsidiary of Cunard Seabourn Air Limited
(18) Subsidiary of Cunard Celtic Limited
(19) Subsidiary of Cunard Fleet Management Services Limited
(20) Subsidiary of Carnival Barbados Ltd.
(21) Subsidiary of Carnival Investments (UK) Limited
(22) Subsidiary of CC U.S. Ventures, Inc.
(23) Subsidiary of Costa International, B.V.
(24) Subsidiary of HAL Buitenland B.V. and Carnival Corporation
(25) Subsidiary of Costa Crociere, S.p.A.
(26) Subsidiary of Costa International, B.V.
(27) Subsidiary of Cruise Ships Catering & Services International, N.V.
(28) Subsidiary of Cruise Ships Catering & Services, S.A.M.
(29) Subsidiary of Prestige Cruises, N.V.
(30) Subsidiary of Quattro Mari S.r.l.
(31) Subsidiary of Wind Surf Limited